Exhibit 99.1

FOR RELEASE on April 22, 2024, 7:00AM EST

Gryphon Digital Mining Announces Stock Repurchase Program; Machine Upgrade Program Completed Ahead of Schedule

Las Vegas, NV — April 22, 2024 -- Gryphon Digital Mining, Inc. (Nasdaq: GRYP) (“Gryphon” or the “Company”), a leading bitcoin mining company that is independently certified to be 100% renewable and pursuing a negative carbon strategy, is pleased to announce a new share buyback program, authorized by its Board of Directors (the “Board”), and the completion of its machine upgrade program ahead of schedule.

Stock Repurchase Program

This strategic move allows for the repurchase of up to $5 million of Gryphon’s common stock, underscoring its ongoing commitment to enhancing shareholder value.

“This share buyback program authorization demonstrates the Board and management team’s confidence in Gryphon’s strategy and commitment to shareholder value creation while maintaining a balanced approach to capital allocation moving forward. From our track record of ranking at the top of peer bitcoin efficiency charts throughout our operational existence and being among the lowest cost producers of bitcoin at ~$18,200 per bitcoin in 2023, our dedication towards shareholder friendly decisions is relentless.” said Rob Chang, CEO, President, and Director. “The authorization of a share buyback program is a key initiative that we expect to create long-term value for shareholders. In an industry where share sales are common, Gryphon is showing that share capital management goes both ways.”

The buyback program does not obligate the Company to purchase any particular number of shares and there is no guarantee as to the exact number of shares that will be repurchased by the Company. The program may be suspended, modified or terminated by the Company at any time and for any reason, without prior notice.

Miner Upgrades Completed Ahead of Schedule

Mr. Chang added, “We have completed our miner upgrade program ahead of schedule, which is set to significantly boost our operational efficiency. Our previously announced batch of Bitmain S21 200 TH/s miners that were ordered to replace a portion of our older fleet of machines are now deployed. This improvement is expected to add approximately 23 PH/s to our hashing power and improve our average fleet efficiency to 28.5 J/T. Gryphon’s self-mining hashrate now stands at approximately 0.94 EH/s.”

Conference Schedule:

●	Consensus 2024 by CoinDesk held in Austin, TX on May 29th – 31st

●	Mining Disrupt in Miami, FL on June 24th – 26th

●	Bitcoin 2024 held in Nashville, TN on July 25th – 27th

●	Blockchain Futurist Conference in Toronto, ON on August 13th – 14th

About Gryphon Digital Mining

Gryphon Digital Mining, Inc. is an innovative venture in the bitcoin space dedicated to helping bring digital assets onto the clean energy grid. With a talented leadership team coming from globally recognized brands, Gryphon is assembling thought leaders to improve digital asset network infrastructure. Its Bitcoin mining operation was recently independently certified as 100% carbon-neutral and the company is also pursuing a carbon-negative strategy. More information is available on https://gryphondigitalmining.com/.

Cautionary Statements Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. The forward-looking statements speak only as of the date of this press release or as of the date they are made. Except as otherwise required by applicable law, Gryphon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Gryphon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Gryphon. In addition, Gryphon cautions you that the forward-looking statements contained in this press release are subject to the risks set forth in our filings with the Securities and Exchange Commission (the “SEC”), including the section titled “Risk Factors” in the Annual Report on Form 10-K filed with the SEC by Gryphon on April 1, 2024.

INVESTOR CONTACT:

Name: James Carbonara

Company: Hayden IR

Phone: (646)-755-7412

Email: james@haydenir.com